Exhibit 4.1

(FACE OF SECURITY)

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Bank of New York DEPOSITORY (NOMINEES) LIMITED, the NOMINEE OF The Bank of New York, London Branch (the "Common Depositary"), the common depositary for Clearstream Banking, Société Anonyme ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear"). This Global Security is exchangeable for securities registered in the name of a Person other than the Common Depositary or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common DepositAry to the Common DepositAry or another nominee of the Common DepositAry) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

Unless this Certificate is presented by an authorized representative of the Common Depositary to the Company or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of the Common Depositary or such other name as is requested by an authorized representative of the Common Depositary (and any payment is to be made to the Common Depositary or to such other entity as is requested by an authorized representative of the Common Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, The Bank of New York DEPOSITORY (NOMINEES) LIMITED, has an interest herein.

EXCEPT AS OTHERWISE PROVIDED HEREIN,
THIS GLOBAL SECURITY MAY BE TRANSFERRED,
IN WHOLE BUT NOT IN PART,
ONLY TO ANOTHER NOMINEE OF THE COMMON DEPOSITARY
OR TO A SUCCESSOR COMMON DEPOSITARY OR TO A NOMINEE
OF SUCH SUCCESSOR COMMON DEPOSITARY
No. 1	ISIN No. XS0214328493
€300,000,000	Common Code: 021432849

TEXTRON INC.
3.875% NOTES DUE MARCH 11, 2013

TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Textron," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay The Bank of New York DEPOSITORY (NOMINEES) LIMITED, as nominee for the Common Depositary, or registered assigns, the principal sum of three hundred million euro (€300,000,000) on March 11, 2013 in euro, accruing from March 11, 2005 or the most recent date in respect of which interest has been paid or duly provided for at the rate of 3.875% per annum until the principal hereof is paid or duly provided for, annually in arrears on March 11 in each year (each an "Interest Payment Date") commencing March 11, 2006, computed on the basis of an Actual/Actual (ISMA) day fraction basis; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on the February 15 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date") and interest payable at maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date or the Person in whose name this Global Security was originally registered, as the case may be, and may be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by Textron or may be paid at any time in any other lawful manner.

As used herein, the term "Common Depositary" shall mean The Bank of New York, London Branch, as common depositary for Clearstream Banking, Société Anonyme ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear").

"Actual/Actual (ISMA)" shall mean that interest on the Global Security will be calculated on the basis of (a) the actual number of days in the period from and including the last Interest Payment Date (or the issue date of the Global Security with respect to the first Interest Payment Date) to but excluding the Interest Payment Date on which the interest payment falls due divided by (b) the product of (x) the actual number of days in the period from and including the last Interest Payment Date (or the issue date of the Global Security with respect to the first Interest Payment Date) to but excluding the Interest Payment Date on which the interest payment falls due and (y) the number of Interest Payment Dates per year.

"Business Day" shall mean any day, other than a Saturday or Sunday, that (a) is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York or London and (b) is a day on which the TARGET System operates. "TARGET System" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer system.

Payment of the principal and premium, if any, and interest on this Global Security will be made (a) at the principal corporate trust office of the Trustee, which will be the U.S. paying agent, in the Borough of Manhattan, The City of New York, New York, presently located at 101 Barclay Street, New York, New York 10286, and (b) for so long as the Securities represented by this Global Security are listed on the Irish Stock Exchange, at the main office of AIB/BNY Fund Management (Ireland) Limited, which will be the Irish paying agent in Dublin, Ireland, in euro; provided that, at the option of Textron, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page to Follow]

IN WITNESS WHEREOF, Textron Inc. has caused this instrument to be duly executed under its corporate seal.
Dated: March 11, 2005	TEXTRON, INC.

By: _______________________
Mary F. Lovejoy
Vice President and Treasurer

By: _________________________
Ann T. Willaman
Assistant Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is a Global Security of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
As Trustee

By:
      Authorized Signatory

Dated: March 11, 2005

(REVERSE OF SECURITY)

TEXTRON INC.
3.875% NOTES DUE MARCH 11, 2013

            1.     Indenture; Securities. This Security is a Global Security evidencing a security of the duly authorized series of securities of Textron designated as its 3.875% Notes due March 11, 2013 (the securities of such series are herein called the "Securities"), issued under an Indenture, dated as of September 10, 1999 (herein called the "Indenture"), between Textron and The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The terms of this Security include those stated in, or made pursuant to, the Indenture. The Securities are subject to all such terms, and reference is made to the Indenture, all indentures supplemental thereto and all written instruments of Textron establishing such terms for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Textron, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent that the terms, conditions and other provisions of this Global Security modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Global Security shall govern

            All terms used in this Global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

            Textron may, without the consent of the Holders, issue and sell additional securities ranking equally with the Securities and otherwise identical in all respects (except for the payment of interest accruing prior to the issue date of such additional Securities or except for the first payment of interest following the issue date of such additional Securities) so that such additional securities shall be consolidated and form a single series with the Securities; provided, however, that no additional securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

            This Global Security is not subject to a mandatory or optional sinking fund requirement.

            2.     Optional Redemption. (a) The Securities shall be redeemable, at the option of Textron, in whole or in part on any date prior to Maturity (the "Redemption Date") at the Redemption Price (as defined herein), plus accrued and unpaid interest on such Securities up to, but not including, the Redemption Date. For purposes hereof:

"Calculation Agent" means Deutsche Bank AG London, or any successor entity.

"Official Fixing Rate" means, with respect to any Redemption Date, the rate per year equal to the annual yield to maturity of the Reference Government Issue, assuming a price for the Reference Government Issue (expressed as a percentage of its principal amount) equal to the price published for the Reference Government Issue by the Frankfurt Stock Exchange on the third Payment Business Day prior to the Redemption Date.

"Payment Business Day" means any day, other than a Saturday or Sunday, that (a) is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York or London, and (b) is a day on which the TARGET System operates.

"Redemption Price" means the greater of: (a) 100% of the principal amount of Securities to be redeemed and (b) as determined by the Calculation Agent, the sum of the present values of the remaining scheduled payments of principal of such Securities and interest on such Securities that would be due on or after the Redemption Date but for such redemption (not including any portion of such interest payments accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (assuming an Actual/Actual (ISMA) day fraction basis) at the Official Fixing Rate.

"Reference Government Issue" means the security issued by the government of the Federal Republic of Germany selected by the Calculation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in euro of comparable maturity to the remaining term of the Securities.

            (b)     Textron shall give notice of any redemption between 30 and 60 days preceding the Redemption Date to each Holder of the Securities to be redeemed, pursuant to Section 13 hereof.

            (c)     In the event Textron redeems any amount of the Securities that is less than the total principal amount then outstanding, selection of the Securities for redemption shall be made by the Trustee in compliance with the rules and requirements of the Irish Stock Exchange or the principal exchange, if any, on which the Securities are listed, or if the Securities are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate, provided, however, that no Security of €50,000 in original principal amount or less shall be redeemed in part. If this Security is to be redeemed in part only, the notice of redemption relating to this Security will state the portion of the principal amount hereof to be redeemed. A new Security in principal amount equal to the unredeemed portion hereof shall be issued and delivered to the Trustee, or its nominee, or, in the case of Securities in certificated form, issued in the name of the Holders thereof, in each case upon cancellation of this Security.

            (d)     Unless Textron defaults in payment of the Redemption Price of the Securities, on and after the Redemption Date interest shall cease to accrue on this Security or the portion hereof called for redemption.

            (e)     If Textron elects to redeem the Securities, in whole or in part, pursuant to this Section 2, then it shall give notice to the holders pursuant to Section 13 hereof.

            The notice of redemption shall specify the following:

(i) the Redemption Date;

(ii) a brief statement to the effect that the Securities are being redeemed at the option of Textron pursuant to this Section 2;

(iii) the aggregate principal amount of the Securities to be redeemed, and if such amount is less than the aggregate principal amount of the Securities then outstanding, the manner of selection of the Securities to be redeemed;

(iv) that on the Redemption Date, the Redemption Price, plus accrued but unpaid interest on the Securities to be redeemed, if any, will become due and payable;

(v) the amount of the Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Securities to be redeemed on the Redemption Date;

(vi) the place or places of payment of the amounts due under clause (v) above;

(vii) that payment of the amounts due under clause (v) above will be made upon presentation and surrender of the Securities to be redeemed; and

(viii) that, following the redemption of any or all of the Securities pursuant to this Section 2, interest shall cease to accrue on such redeemed Securities.

            The notice of redemption regarding the Securities shall be, at the election of Textron, given by Textron or, at Textron's request, by the Trustee in the name and at the expense of Textron.

            On or before the opening of business on any Redemption Date, Textron shall deposit with the Trustee or with the U.S. Paying Agent (as defined herein) or the Irish Paying Agent (as defined herein) or, if Textron is acting as its own paying agent, segregate and hold in trust as provided in Section 10.3 of the Indenture, an amount of money sufficient to pay the Redemption Price of, and except if the Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Securities to be redeemed on the Redemption Date.

            The notice of redemption having been given as specified above, the Securities to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless Textron shall default in the payment of the Redemption Price and accrued but unpaid interest, if any, such Securities shall cease to bear interest. Upon surrender of the Securities for redemption in accordance with such notice, such Securities shall be paid by Textron at the Redemption Price, together with accrued but unpaid interest, if any, to the Redemption Date.

            If any of the Securities, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Redemption Price for the Securities to be redeemed shall, until paid, bear interest from the Redemption Date at the interest rate borne by this Security.

            In the event of the redemption of the Securities in part only, this Security shall be cancelled and the Company shall issue a Global Security to represent the Securities outstanding following the Redemption Date.

            3.     Payment of Additional Amounts; Redemption Upon a Tax Event.
(a) Payment of Additional Amounts. Textron shall pay to the holder of any of the Securities who is a Non U.S. Person (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on such Securities to such holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in the Securities to be then due and payable had no deduction or withholding been required (such amounts, the "Additional Amounts"); provided, however, that Textron shall not be required to make any payment of Additional Amounts for or on account of:

        (i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the United States (other than a connection arising solely from the mere ownership of the Securities or the receipt of payments thereon or the enforcement of a right in respect thereof), including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in trade or business or present in the United States, or (B) the presentation of the Securities for payment (where presentation is required) on a date more than 30 days after the later of the date on which such payment becomes due and payable and the date on which payment thereof is duly provided for;

        (ii) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property or similar tax, assessment or other governmental charge;

        (iii) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign or domestic personal holding company with respect to the United States, or as a corporation that accumulates earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

        (iv) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of or interest on the Securities;

        (v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on the Securities if such payment can be made without withholding by any other paying agent;

        (vi) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of the Securities, if such compliance is required by statute or by regulation of the United States Treasury Department, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party, as a precondition to relief or exemption from such tax, assessment or other governmental charge;

        (vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of Textron, (B) a controlled foreign corporation with respect to Textron within the meaning of the Code or (C) a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code;

        (viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union's Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

        (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) in this Section 3(a);

nor shall any Additional Amounts be paid to any holder or beneficial owner of the Securities who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Securities.

        "Non U.S. Person" means any corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

        In the event that Textron is required to withhold or deduct any present or future tax, assessment or other governmental charge from any payment to a holder or beneficial owner of the Securities who is a Non U.S. Person, Textron will make reasonable efforts to obtain an official receipt or other acknowledgment from the relevant taxing authority evidencing the payment thereof, and will make such documentation (or a copy thereof) available to any such holder or beneficial owner upon request therefor.

        (b)     Redemption Upon a Tax Event. The Securities may be redeemed at the option of Textron in whole, but not in part, on a date (such date, the "Tax Redemption Date") to be fixed by Textron on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of the principal amount of the Securities plus accrued but unpaid interest, if any, thereon to the date of Redemption and any Additional Amounts then due (together, the "Tax Redemption Price"), if Textron determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof or therein, or any change in or amendment to the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action by any taxing authority or a court of competent jurisdiction in the United States, whether or not any such action was taken with respect to Textron, which change or amendment is announced or becomes or is to become effective, or which action is taken, on or after March 2, 2005, Textron has or will become obligated to pay Additional Amounts and such obligation cannot be avoided by reasonable measures available to Textron.

        Prior to the giving of any notice of redemption pursuant to this Section 3(b), Textron shall deliver to the Trustee (1) an Officers' Certificate stating that Textron is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of Textron to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

        If the Company elects to redeem the Securities pursuant to this Section 3(b), then it shall give notice to the holders pursuant to Section 13 hereof.

        The notice of redemption, shall specify the following:

(i) the Tax Redemption Date;

(ii) a brief statement to the effect that the Securities are being redeemed at the option of Textron pursuant to this Section 3(b) and a brief statement of the facts permitting such redemption;

(iii) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable;

(iv) the amount of the Tax Redemption Price that will be due and payable on the Securities on the Tax Redemption Date;

(v) the place or places of payment of the amounts due under clause (iv) above;

(vi) that payment of the amounts due under clause (iv) above will be made upon presentation and surrender of the Securities; and

(vii) that, following the redemption of the Securities pursuant to this Section 3(b), interest shall cease to accrue thereon.

        The notice of redemption regarding the Securities shall be, at the election of Textron, given by Textron or, at Textron's request, by the Trustee in the name and at the expense of Textron.

        On or before the opening of business on the Tax Redemption Date, Textron shall deposit with the Trustee or with the U.S. Paying Agent or the Irish Paying Agent or, if Textron is acting as its own paying agent, segregate and hold in trust as provided in Section 10.3 of the Indenture, an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Securities to be redeemed on the Tax Redemption Date.

        The notice of redemption having been given as specified above, the Securities shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless Textron shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, the Securities shall cease to bear interest. Upon surrender of the Securities for redemption in accordance with such notice, the Securities shall be paid by Textron at the Tax Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

        If the Securities, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Security.

        4.     Place and Method of Payment. Subject to Section 10 hereof, Textron shall pay principal (and Redemption Price or Tax Redemption Price, if any) of and interest on the Securities at the office or agency of the U.S. Paying Agent in the Borough of Manhattan, The City of New York and, for so long as the Securities are listed on the Irish Stock Exchange, of the Irish Paying Agent in Dublin, Ireland; provided, however, that at its option, Textron may pay interest by check mailed to the person entitled thereto at such person's address as it appears on the Registry for the Securities.

        5.     Defeasance of the Securities. Any funds deposited by Textron pursuant to Sections 4.2, 4.3 and 4.4 of the Indenture shall be in cash in euro, securities issued by the government of the Federal Republic of Germany maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash in euro or a combination thereof.

        6.     No Redemption; Sinking Fund. The Securities are not redeemable prior to Maturity, other than as set forth in Section 2 and Section 3(b) hereof, and are not subject to a sinking fund.

        7.     Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Textron and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by Textron and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by Textron with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

        Without the consent of the Holder of any Securities, Textron and the Trustee may enter into one or more indentures supplemental to the Indenture to evidence the succession of another corporation to Textron and the assumption by such successor of the covenants of Textron in the Indenture or this Global Security, to add to the covenants of Textron for the benefit of the Holders of all or any series of Securities, to add additional Events of Default, to cure any ambiguity, to correct any defect or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect or for the other purposes set forth in the Indenture.

        8.     Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        9.     Absolute Obligation. No reference herein to the Indenture and no provisions of the Securities or of the Indenture shall alter or impair the obligation of Textron, which is absolute and unconditional, to pay the principal and premium, if any, of and interest on this Security at the place, at the time and in the coin or currency herein prescribed.

        10.     Form and Denominations; Global Securities; Definitive Notes. The Securities are being issued in registered form without coupons in denominations of €50,000 and multiples of €50,000 in excess thereof. The Securities are being issued in the form of a global security (the "Global Security"), evidencing all or any portion of the Securities and registered in the name of the Common Depositary or its nominee (including their respective successors) as common depositary for Clearstream and Euroclear under the Indenture. The Securities shall be issued in certificated form (each, a "Definitive Note") only in the following limited circumstances: (1) the Common Depositary is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor Textron has appointed a qualified successor within 90 days after Textron receives such notice or becomes aware of such ineligibility or (2) Textron delivers to the Trustee a Company Order to the effect that this Security shall be exchangeable for Definitive Notes, in each such case this Security shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Common Depositary shall instruct the Trustee.

        11.     Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, Textron shall provide for the registration of the Securities and the transfer and exchange of the Securities, whether in global or certificated form. At the option of the holders, either at the office or agency to be designated and maintained by Textron for such purpose in the Borough of Manhattan, The City of New York or at any of such other offices or agencies as may be designated and maintained by Textron for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith subject to Section 3 hereof, the Securities may be transferred or exchanged for an equal aggregate principal amount of the Securities of like tenor and of other authorized denominations upon surrender and cancellation of the Securities upon any such transfer.

        Textron, the Trustee, and any agent of Textron or of the Trustee may deem and treat the holder as the absolute owner of this Security (whether or not the Securities shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither Textron nor the Trustee nor any agent of Textron or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Security.

        Notwithstanding the preceding paragraphs of this Section 11, any registration of transfer or exchange of a Global Security shall be subject to the terms of the legend appearing on the initial page thereof.

        No service charge shall be made for any such registration of transfer or exchange of Securities, but Textron may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Global Security for registration of transfer, Textron, the Trustee and any agent of Textron or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security is overdue, and neither Textron, the Trustee nor any such agent shall be affected by notice to the contrary.

        12.     Appointment of Agents. The Bank of New York Trust Company, N.A. is appointed the registrar for the purpose of registering the Securities and transfers and exchanges of the Securities pursuant to the Indenture and this Security (the "Registrar"), paying agent pursuant to the Indenture (the "U.S. Paying Agent") and transfer agent (the "Transfer Agent") with respect to the Securities in the United States at its offices in the Borough of Manhattan, The City of New York.

        AIB/BNY Fund Management (Ireland) Limited has been appointed, in connection with the listing of the Securities on the Irish Stock Exchange, the paying agent pursuant to the Indenture (the "Irish Paying Agent") with respect to the Securities in Ireland, and has its main office at Guild House, Guild Street, Dublin 1, Ireland.

        If for any reason AIB/BNY Fund Management (Ireland) Limited shall not continue as Irish Paying Agent and the Securities remain listed on the Irish Stock Exchange, Textron shall appoint a substitute Irish Paying Agent with an office in Ireland, in accordance with the rules then in effect of the Irish Stock Exchange and the provisions of the Indenture and the Securities. Following the appointment of the substitute Irish Paying Agent, Textron shall give the holders of the Securities notice of such appointment pursuant to Section 13 hereof.

        13.     Notices. If Textron is required to give notice to the holders of the Securities pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.6 of the Indenture.

        In addition, Textron shall give notices to the holders of the Securities by publication in the Financial Times world edition and in a leading daily newspaper in The City of New York and in London and, so long as the Securities are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange require notice by publication, in Ireland. Initially, such publication shall be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, Textron shall publish such notices in an English language newspaper of general circulation elsewhere in Europe. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication. If publication as described above becomes impossible, Textron may publish sufficient notice by alternate means that approximate the terms and conditions described in this Section 13.

        14.     Separability. In case any provision of the Indenture or the Securities shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

        15.     GOVERNING LAW. THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

____________________________
(Please insert social security,
tax identification number or other
identifying number of assignee)

________________________________________________________________________

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(Please print or type name and address, including postal zip code of assignee)

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________________ attorney to transfer said Global Security on the books of Textron, with full power of substitution in the premises.

Dated:__________________________________________________________________

Signature:_______________________________________________________________

Signature guarantee:_______________________________________________________

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.